CLOSING AGREEMENT
FOR SHARE PURCHASE AGREEMENT

This Closing Agreement for Share Purchase Agreement (this "Closing Agreement") is made as of March 25, 2010 by and among Offshore Petroleum Corp., a Delaware corporation ("Offshore") and NPT Oil Corporation Ltd, a Cayman company ("NPT").

WHEREAS, the parties entered into a Share Purchase Agreement dated as of November 18, 2009 pursuant to which NPT agreed to sell its subsidiaries, Atlantic Petroleum Ltd ("Atlantic") and Bahamas Exploration Limited ("Bahamas") to Offshore in exchange for common shares of Offshore (the "Purchase Agreement");

WHERAS, the parties closed the Purchase Agreement in escrow as of November 30, 2009, as contemplated in Section 7 of the Purchase Agreement such that the closing documents (including the shares of Atlantic and Bahamas, as well as the common shares of Offshore) are held by Lance Capital Ltd. as escrow agent (the "Escrow Agent") pending the satisfaction of certain closing conditions (the "Escrow"); and

WHEREAS, the parties now wish to waive the closing conditions contained in Section 7.1 of the Purchase Agreement and break the Escrow with the effect that the transactions contemplated in the Purchase Agreement shall be considered by all parties to completed;

NOW THEREFORE, the parties agree as follows.

1. Offshore and NPT agree that the requirement contained in section 7.1 of the Purchase Agreement for the issuance of the Licenses specified in Schedule B of the Purchase Agreement and related approvals of the Bahamian Government are waived by both parties. The parties further agree that all conditions of closing contained in the Purchase Agreement are considered satisfied by both of Offshore and NPT.

2. The parties hereby instruct the Escrow Agent to deliver all closing documents in the possession of the Escrow Agent to the appropriate party, as contemplated in the Purchase Agreement. The duties of the Escrow Agent are deemed to have been satisfied and the Escrow Agent shall have no further responsibility to the parties to the Purchase Agreement.

3. The parties represent to each other that both of their respective boards of directors have approved this Closing Agreement and that each of the parties is authorized to execute and deliver this Closing Agreement to the other party.

JR

IN WITNESS WHEREOF, the parties hereto have executed this Closing Agreement as of the date first above written.

OFFSHORE PETROLEUM CORP.	NPT OIL CORPORATION LTD.
By: John Rainwater	By: ____________________
JOHN RAINWATER	

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JR

IN WITNESS WHEREOF, the parties hereto have executed this Closing Agreement as of the date first above written.

OFFSHORE PETROLEUM CORP.	NPT OIL CORPORATION LTD.
By ________________________	By: RYAN BATEMAN

343216